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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-52403) and related Prospectus of Healthtrust, Inc. -- The Hospital Company for the registration of $200,000,000 Subordinated Notes and to the incorporation by reference therein of our report dated October 15, 1993, with respect to the consolidated financial statements and schedules of Healthtrust, Inc. -- The Hospital Company included in its Annual Report (Form 10-K) for the year ended August 31, 1993, filed with the Securities and Exchange Commission.


                                          Ernst & Young

Nashville, Tennessee

April 22, 1994